Exhibit 99.1

LINN ENERGY ANNOUNCES RESULTS FOR SECOND QUARTER 2009

Houston, Texas, August 6, 2009 – LINN Energy, LLC (NASDAQ: LINE) announced today financial and operating results for the three months and six months ended June 30, 2009, and its outlook for the remainder of the year.  The Company highlights the following significant achievements:

•	Average production at the high end of the Company’s guidance range of 219 million cubic feet of natural gas equivalent per day (MMcfe/d), compared to mid-point guidance of 215 MMcfe/d;

•	Continued improvement of lease operating expenses to $1.67 per thousand cubic feet of natural gas equivalent (Mcfe), compared to mid-point guidance of $1.74 per Mcfe;

•	Adjusted EBITDA of $143 million, compared to mid-point guidance of $138 million;

•	Distribution coverage ratio of 1.21x, compared to mid-point guidance of 1.11x;

•	Adjusted net income per unit of $0.45 for second quarter 2009 (a non-GAAP financial measure – see Schedule 1);

•
Completion of a $250 million senior notes offering and a $103 million public equity offering, which provided additional financial flexibility for potential acquisition opportunities and an enhanced borrowing capacity, including available cash, of approximately $590 million at quarter end;

•	Announcement of two asset acquisitions in the Permian Basin for a combined contract price of $118 million; and

•	Repositioned hedge portfolio with increased weighted average prices in 2010 and 2011.

“LINN Energy continued to deliver outstanding results in the second quarter of this year,” said Michael C. Linn, Chairman and Chief Executive Officer.  “The Company improved its financial strength through our renegotiated credit facility, bond and equity offerings and repositioned hedge book.  Additionally, we recently announced two asset acquisitions in the Permian Basin, and we are excited about the potential to grow this into a core area for the Company.  With the steps we have taken thus far, we believe that the Company is poised to continue to deliver positive results and to grow through additional acquisition opportunities.”

Second Quarter 2009 Results (From Continuing Operations)

During the second quarter 2009, LINN Energy generated adjusted EBITDA (a non-GAAP financial measure) of $143 million.  The Company’s distribution coverage ratio was 1.21x for the quarter, compared to mid-point guidance of 1.11x.  Adjusted EBITDA is the primary measure used by Company management to evaluate cash flow and the Company’s ability to sustain or increase distributions.  A reconciliation of adjusted EBITDA to net income is provided in this release (see Schedule 2).  The most significant reconciling items between net income and adjusted EBITDA are interest expense and non-cash items, including the change in fair value of derivatives and depreciation, depletion and amortization.

Average production was 219 MMcfe/d for the second quarter 2009, compared to 217 MMcfe/d for the first quarter 2009.  Oil, natural gas and natural gas liquids revenues for the second quarter 2009 were approximately $92 million and realized gains from hedge revenues were $111 million.  For the first quarter 2009, oil, natural gas and natural gas liquids revenues were approximately $80 million and realized gains from hedge revenues were $124 million.  Lease operating expenses for the second quarter 2009 were approximately $33 million, or $1.67 per Mcfe, which is down from $34 million, or $1.73 per Mcfe, in the first quarter 2009.  Transportation expenses during the second quarter 2009 also decreased to approximately $2.5 million, or $0.13 per Mcfe, from $3.0 million, or $0.15 per Mcfe, for the first quarter 2009.  Production and ad valorem taxes for the second quarter 2009 were approximately $7.9 million, or $0.40 per Mcfe, compared to $7.6 million, or $0.39 per Mcfe, in the first quarter 2009.

The Company utilizes commodity hedging to capture cash flow margin and reduce cash flow volatility.  Due to the recent increase in commodity prices during the second quarter 2009, the Company reported a $233 million loss on natural gas and oil hedges, including $344 million of non-cash change in fair value of hedge positions.  Non-cash gains or losses do not affect adjusted EBITDA, cash flow from operations or the Company’s ability to pay its cash distributions.

For the second quarter 2009, the Company reported a net loss of approximately $269 million, or $(2.31) per unit, which includes a non-cash loss of $344 million, or $(2.95) per unit, from the change in fair value of hedges covering future production, and a non-cash gain of $23 million, or $0.19 per unit, on interest rate hedges.  Excluding these items, adjusted net income for the second quarter 2009 was $53 million, or $0.45 per unit.

Adjusted net income from continuing operations is a non-GAAP financial measure, and a reconciliation of adjusted net income from continuing operations to net income from continuing operations is provided in this release (see Schedule 1).  Adjusted net income is presented because the excluded items affect the comparability of operating results from period to period.

Operational Update

The Company operated a total of two drilling rigs and drilled 19 wells in the second quarter 2009.  In comparison, the Company operated three drilling rigs and drilled 41 wells in the first quarter 2009.  In response to low natural gas prices, the Company shut-in approximately 5 MMcfe/d of Mid-Continent production and began deferring new Granite Wash completions during the second quarter.  By year-end, the Company estimates it will have an additional 10 MMcfe/d of initial production potential from these deferred completions.  The Company anticipates continued reduced drilling activities during the balance of the year and will continue to focus on low-cost, high-return optimization projects.

Bond and Equity Offerings

During the second quarter, the Company completed a $250 million bond offering of 11.75% senior unsecured notes, due 2017.  In addition, the Company completed a $103 million public equity offering, issuing an aggregate of 6.3 million units (5.5 million units offered plus underwriters’ purchase of 825,000 units).  Net proceeds from these offerings were used to reduce indebtedness under the Company’s credit facility.

Hedge Information

In July 2009, the Company capitalized on the value of its hedges in the years 2012 through 2014 to raise the hedge prices on existing natural gas and oil hedges in 2010 and 2011, enhancing downside protection on existing hedged volumes.  At current production levels, the Company is approximately 100 percent hedged for 2009, 2010 and 2011.  For 2009, the Company is hedged at weighted average prices of $102.21 per barrel and $8.32 per thousand cubic feet of natural gas (Mcf).  For 2010, the Company is hedged at a weighted average oil price of $99.68 per barrel and raised its natural gas price to $8.66 per Mcf.  For 2011, the Company raised its weighted average hedged oil price to $82.50 per barrel and its natural gas price to $9.25 per Mcf.  In addition, the Company is hedged on substantially all of its exposure to the Mid-Continent natural gas basis differential.  The Company has also hedged its interest rate risk with LIBOR swaps at a rate of 3.85 percent through 2013.  For more detailed information regarding the Company’s hedge positions, please see Schedule 10 of this press release.

Credit Facility

On April 28, 2009, the Company entered into an amended and restated $1.75 billion senior secured credit facility with an initial borrowing base of $1.75 billion.  The credit facility covenants were substantially unchanged with this amendment and restatement, and the maturity was extended from August 2010 to August 2012.  After adjustment for the Company’s recent bond offering, the borrowing base was approximately $1.69 billion at quarter end.  As a result of the Company’s hedge repositioning, the Company anticipates the borrowing base under its credit facility will be reduced to approximately $1.65 billion.  The Company anticipates the borrowing base under its credit facility will be increased in October 2009 due to its pending acquisitions in the Permian Basin.

Permian Basin Acquisitions

On August 6, 2009, the Company announced that it had entered into two definitive purchase agreements to acquire certain oil and natural gas properties located in the Permian Basin in West Texas and New Mexico for a combined contract price of $118 million, subject to closing conditions and purchase price adjustments.  The Company anticipates that both acquisitions will close before October 1, 2009, and will be financed with borrowings under LINN Energy’s existing credit facility.  These properties are expected to have proved reserves of more than 12 million barrels of oil equivalent, which are approximately 86 percent oil and more than 58 percent proved developed.  These assets are currently producing approximately 1,350 barrels of oil equivalent per day, resulting in a reserve life index of more than 24 years.  The combined acquisitions offer approximately 180 proved infill development and low-risk optimization projects that the Company anticipates will create future growth opportunities.  The acquisitions have not been incorporated into guidance included with this press release.

Cash Distributions

On July 23, 2009, the Company’s Board of Directors declared a quarterly cash distribution of $0.63 per unit, or $2.52 per unit on an annualized basis, with respect to the second quarter 2009.  The distribution will be paid on August 14, 2009, to unitholders of record as of close of business on August 7, 2009.

Use of Non-GAAP Measures

Adjusted EBITDA from continuing operations, adjusted net income from continuing operations and combined revenues are non-GAAP financial measures that are reconciled to their most comparable GAAP financial measures in Schedules 1, 2 and 3 in this press release.

Conference Call

As previously announced, management will host a teleconference call on August 6, 2009, at 10 a.m. Central (11 a.m. Eastern), to discuss the Company’s second quarter 2009 results and its outlook for the remainder of the year.  Prepared remarks will be followed by a question and answer period.

Investors and analysts are invited to participate in the call by phone at (800) 599-9829 (Passcode: 30646303) or via the internet at www.linnenergy.com.  A replay of the call will be available on the Company’s website or by phone at (888) 286-8010 (Passcode: 88220379) for a seven-day period following the call.

ABOUT LINN ENERGY

LINN Energy’s mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life natural gas and oil assets.  LINN Energy is an independent natural gas and oil development company, with approximately 1.7 Tcfe of proved reserves in producing U.S. basins as of year-end 2008.  More information about LINN Energy is available at www.linnenergy.com.

Contacts:             Investors:
LINN Energy, LLC
Clay Jeansonne, Vice President – Investor Relations
281-840-4193

Media:
LINN Energy, LLC
Paula Beasley, Manager, Public Affairs & Communications
281-840-4183

This press release includes “forward-looking statements.”  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to forward-looking statements about acquisitions and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.  See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

The financial summary follows; all amounts within are unaudited.

Effective January 1, 2009, the Company adopted FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”), which requires that the Company’s unvested restricted units be included in the computation of earnings per unit under the two-class method.  FSP EITF 03-6-1 requires retrospective adjustment of all prior period earnings per unit data.  As such, earnings per unit data included in the following has been adjusted for all prior periods presented.

Schedule 1
LINN Energy, LLC
Explanation and Reconciliation of Adjusted Net Income

Adjusted Net Income from Continuing Operations

Adjusted net income from continuing operations is a non-GAAP performance measure used by Company management to evaluate its operational performance from oil and gas properties, prior to derivative gains and losses, impairment of goodwill and long-lived assets and (gain) loss on sale of assets, net.  The following presents a reconciliation of income (loss) from continuing operations to adjusted net income from continuing operations:

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(in thousands, except per unit amounts)

Income (loss) from continuing operations	$(268,701)	$121,287	$(725,381)	$(147,414)	$(984,340)
Plus:
Unrealized (gain) loss on commodity derivatives	343,919	(37,246)	773,397	306,673	1,037,382
Unrealized (gain) loss on interest rate derivatives	(22,535)	1,457	(35,825)	(21,078)	2,127
Realized (gain) loss on canceled derivatives	60	(4,257)	68,197	(4,197)	68,197
(Gain) loss on sale of assets, net	60	(25,711)	―	(25,651)	―
Adjusted net income from continuing operations	$52,803	$55,530	$80,388	$108,333	$123,366

Income (loss) from continuing operations per unit – basic	$(2.31)	$1.06	$(6.35)	$(1.28)	$(8.63)
Plus, per unit:
Unrealized (gain) loss on commodity derivatives	2.95	(0.33)	6.76	2.66	9.09
Unrealized (gain) loss on interest rate derivatives	(0.19)	0.01	(0.31)	(0.18)	0.02
Realized (gain) loss on canceled derivatives	―	(0.04)	0.60	(0.04)	0.60
(Gain) loss on sale of assets, net	―	(0.22)	―	(0.22)	―
Adjusted net income from continuing operations per unit – basic	$0.45	$0.48	$0.70	$0.94	$1.08

Schedule 2
LINN Energy, LLC
Explanation and Reconciliation of Adjusted EBITDA

Adjusted EBITDA

This press release includes the non-generally accepted accounting principle (“non-GAAP”) financial measure of adjusted EBITDA.  The accompanying schedules provide reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”).  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income or any other GAAP measure of liquidity or financial performance.

The Company defines adjusted EBITDA as income (loss) from continuing operations plus the following adjustments:

• Net operating cash flow from acquisitions and divestitures, effective date through closing date;
• Interest expense;
• Depreciation, depletion and amortization;
• Impairment of goodwill and long-lived assets;
• Write-off of deferred financing fees and other;
• (Gain) loss on sale of assets, net;
• Unrealized (gain) loss on commodity derivatives;
• Unrealized (gain) loss on interest rate derivatives;
• Realized (gain) loss on interest rate derivatives;
• Realized (gain) loss on canceled derivatives;
• Unit-based compensation expenses;
• Exploration costs; and
• Income tax (benefit) expense.

Adjusted EBITDA is a significant non-GAAP performance metric used by Company management to indicate (prior to the establishment of any reserves by its Board of Directors) the cash distributions the Company expects to pay unitholders.  Specifically, this financial measure indicates to investors whether or not the Company is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates.  Adjusted EBITDA is also a quantitative metric used throughout the investment community with respect to publicly-traded partnerships and limited liability companies.

Schedule 2 – Continued
LINN Energy, LLC
Explanation and Reconciliation of Adjusted EBITDA

The following presents a reconciliation of income (loss) from continuing operations to adjusted EBITDA:

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(in thousands)

Income (loss) from continuing operations	$(268,701)	$121,287	$(725,381)	$(147,414)	$(984,340)
Plus:
Net operating cash flow from acquisitions and divestitures, effective date through closing date (1)	―	―	343	―	8,664
Interest expense, cash	8,402	20,610	24,054	29,012	47,408
Interest expense, noncash	14,860	(6,201)	(722)	8,659	1,217
Depreciation, depletion and amortization	50,390	52,104	50,885	102,494	95,255
Write-off of deferred financing fees and other	204	―	3,377	204	3,377
(Gain) loss on sale of assets, net	60	(25,711)	―	(25,651)	―
Unrealized (gain) loss on commodity derivatives	343,919	(37,246)	773,397	306,673	1,037,382
Unrealized (gain) loss on interest rate derivatives	(22,535)	1,457	(35,825)	(21,078)	2,127
Realized loss on interest rate derivatives (2)	10,557	10,114	4,221	20,671	5,662
Realized (gain) loss on canceled derivatives	60	(4,257)	68,197	(4,197)	68,197
Unit-based compensation expenses	3,651	4,303	3,874	7,954	7,485
Exploration costs	2,199	1,565	61	3,764	2,681
Income tax (benefit) expense	185	136	(164)	321	45
Adjusted EBITDA from continuing operations	$143,251	$138,161	$166,317	$281,412	$295,160

(1)	Includes net operating cash flow from acquisitions and divestitures through the date of this report.

(2)
During the first quarter of 2009, the Company revised its definition of adjusted EBITDA to include realized (gains) losses on interest rate derivatives in order to match the related interest expense.  All prior periods amounts have been reclassified to conform to current period presentation.  This reclassification had no effect on the Company’s reported net income.

Schedule 3
LINN Energy, LLC
Explanation and Reconciliation of Combined Revenues

Combined Revenues

Combined revenues is a non-GAAP performance measure used by Company management to evaluate its performance.  Management believes that the presentation of combined revenues provides useful information to investors because it is used by investors and securities analysts in evaluating oil and gas companies.  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as total revenues.  The following presents a reconciliation of revenues and other from continuing operations to combined revenues from continuing operations:

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(in thousands)

Revenues and other from continuing operations	$(139,045)	$242,661	$(610,983)	$103,616	$(700,610)
Less:
Unrealized (gain) loss on oil and gas derivatives	343,919	(37,246)	773,397	306,673	1,037,382
Gas marketing revenues	(1,183)	(516)	(3,593)	(1,699)	(6,409)
Other revenues	(641)	(966)	(642)	(1,607)	(1,121)
Combined revenues from continuing operations	$203,050	$203,933	$158,179	$406,983	$329,242

Gain (loss) on oil and gas derivatives	$(232,775)	$161,315	$(870,804)	$(71,460)	$(1,139,598)
Less:
Unrealized (gain) loss on oil and gas derivatives	343,919	(37,246)	773,397	306,673	1,037,382
Hedge revenues (losses)	$111,144	$124,069	$(97,407)	$235,213	$(102,216)

Schedule 4
LINN Energy, LLC
Condensed Consolidated Statements of Operations

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(in thousands, except per unit amounts)
Revenues and other:
Oil, gas and natural gas liquid sales	$91,906	$79,864	$255,586	$171,770	$431,458
Gain (loss) on oil and gas derivatives	(232,775)	161,315	(870,804)	(71,460)	(1,139,598)
Gas marketing revenues	1,183	516	3,593	1,699	6,409
Other revenues	641	966	642	1,607	1,121
	(139,045)	242,661	(610,983)	103,616	(700,610)
Expenses:
Lease operating expenses	33,137	33,732	25,161	66,869	44,651
Transportation expenses	2,516	2,967	3,663	5,483	6,991
Gas marketing expenses	880	340	3,103	1,220	5,520
General and administrative expenses	20,291	23,301	18,020	43,592	37,096
Exploration costs	2,199	1,565	61	3,764	2,681
Depreciation, depletion and amortization	50,390	52,104	50,885	102,494	95,255
Taxes, other than income taxes	7,882	7,567	17,628	15,449	30,601
(Gain) loss on sale of assets and other, net	(5)	(26,711)	―	(26,716)	―
	117,290	94,865	118,521	212,155	222,795
Other income and (expenses):
Interest expense, net of amounts capitalized	(23,262)	(14,409)	(23,332)	(37,671)	(48,625)
Gain (loss) on interest rate swaps	11,918	(11,571)	31,604	347	(7,789)
Other, net	(837)	(393)	(4,313)	(1,230)	(4,476)
	(12,181)	(26,373)	3,959	(38,554)	(60,890)
Income (loss) from continuing operations before income taxes	(268,516)	121,423	(725,545)	(147,093)	(984,295)
Income tax benefit (expense)	(185)	(136)	164	(321)	(45)
Income (loss) from continuing operations	(268,701)	121,287	(725,381)	(147,414)	(984,340)

Discontinued operations:
Gain (loss) on sale of assets, net of taxes	330	(1,048)	(1,028)	(718)	(1,322)
Income (loss) from discontinued operations, net of taxes	(101)	(838)	14,267	(939)	14,161
	229	(1,886)	13,239	(1,657)	12,839

Net income (loss)	$(268,472)	$119,401	$(712,142)	$(149,071)	$(971,501)

Income (loss) per unit – continuing operations:
Units – basic	$(2.31)	$1.06	$(6.35)	$(1.28)	$(8.63)
Units – diluted	$(2.31)	$1.06	$(6.35)	$(1.28)	$(8.63)
Income (loss) per unit – discontinued operations:
Units – basic	$0.01	$(0.02)	$0.12	$(0.02)	$0.11
Units – diluted	$0.01	$(0.02)	$0.12	$(0.02)	$0.11
Net income (loss) per unit:
Units – basic	$(2.30)	$1.04	$(6.23)	$(1.30)	$(8.52)
Units – diluted	$(2.30)	$1.04	$(6.23)	$(1.30)	$(8.52)
Weighted average units outstanding:
Units – basic	116,497	113,473	114,252	114,993	114,005
Units – diluted	116,497	113,502	114,252	114,993	114,005

Distributions declared per unit	$0.63	$0.63	$0.63	$1.26	$1.26

Schedule 5
LINN Energy, LLC
Operating Statistics – Continuing Operations

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Average daily production – continuing operations:
Gas (MMcf/d)	131	133	131	132	127
Oil (MBbls/d)	8.7	8.8	9.3	8.8	8.6
NGL (MBbls/d)	5.9	5.2	6.2	5.5	5.3
Total (MMcfe/d)	219	217	224	218	210

Weighted average prices (hedged): (1)
Gas (Mcf)	$8.17	$7.94	$9.92	$8.06	$9.10
Oil (Bbl)	$113.68	$118.19	$81.11	$115.93	$78.37
NGL (Bbl)	$28.49	$23.32	$70.55	$26.09	$68.60

Weighted average prices (unhedged): (2)
Gas (Mcf)	$2.88	$3.53	$9.96	$3.21	$8.85
Oil (Bbl)	$53.10	$33.76	$114.99	$43.45	$103.88
NGL (Bbl)	$28.49	$23.32	$70.55	$26.09	$68.60

Representative NYMEX oil and gas prices:
Gas (MMBtu)	$3.51	$4.91	$10.94	$4.21	$9.49
Oil (Bbl)	$59.62	$43.08	$123.98	$51.35	$110.94

Costs per Mcfe of production:
Lease operating expenses	$1.67	$1.73	$1.24	$1.70	$1.17
Transportation expenses	$0.13	$0.15	$0.18	$0.14	$0.18
General and administrative expenses (3)	$1.02	$1.19	$0.89	$1.11	$0.97
Depreciation, depletion and amortization	$2.53	$2.67	$2.50	$2.60	$2.50
Taxes, other than income taxes	$0.40	$0.39	$0.87	$0.39	$0.80

(1)
Includes the effect of realized gains (losses) on derivatives of $111.1 million, $119.8 million and $(29.2) million (excluding $68.2 million realized losses on canceled contracts) for the three months ended June 30, 2009, March 31, 2009, and June 30, 2008, respectively.  Includes the effect of realized gains (losses) on derivatives of $231.0 million (excluding $4.3 million realized gains on canceled contracts) and $(34.0) million (excluding $68.2 million realized losses on canceled contracts) for the six months ended June 30, 2009, and June 30, 2008, respectively.  The Company utilizes oil puts to hedge revenues associated with its NGL production; therefore, all realized gains (losses) on oil derivative contracts are included in weighted average oil prices, rather than weighted average NGL prices.

(2)	Does not include the effect of realized gains (losses) on derivatives.

(3)
General and administrative expenses for the three months ended June 30, 2009, March 31, 2009, and June 30, 2008, include approximately $3.6 million, $4.2 million and $3.8 million, respectively, of noncash unit-based compensation expenses.  Excluding these amounts, general and administrative expenses for the three months ended June 30, 2009, March 31, 2009, and June 30, 2008, were $0.84 per Mcfe, $0.98 per Mcfe and $0.70 per Mcfe, respectively.  General and administrative expenses for the six months ended June 30, 2009, and June 30, 2008, includes approximately $7.8 million and $7.4 million, respectively, of noncash unit-based compensation expenses.  Excluding these amounts, general and administrative expenses for the six months ended June 30, 2009, and June 30, 2008, were $0.91 for Mcfe and $0.78 per Mcfe, respectively.

Schedule 6
LINN Energy, LLC
Selected Balance Sheet Data

	June 30, 2009	December 31, 2008
	(in thousands)
Assets
Total current assets	$466,012	$563,931
Oil and gas properties, net	3,551,694	3,552,378
Other property and equipment, net	97,563	98,288
Other noncurrent assets, net	317,437	507,423
Total assets	$4,432,706	$4,722,020

Liabilities and Unitholders’ Capital
Total current liabilities	$190,134	$237,830
Credit facility	1,118,000	1,403,393
Senior notes, net	488,167	250,175
Other noncurrent liabilities	66,218	69,936
Total liabilities	1,862,519	1,961,334
Unitholders’ capital	2,570,187	2,760,686
Total liabilities and unitholders’ capital	$4,432,706	$4,722,020

Schedule 7
LINN Energy, LLC
Selected Cash Flow Data

	Six Months Ended June 30,
	2009	2008
	(in thousands)

Net cash provided by operating activities	$258,274	$60,583
Net cash used in investing activities	(103,410)	(672,883)
Net cash provided by (used in) financing activities	(156,432)	620,471
Net increase (decrease) in cash and cash equivalents	(1,568)	8,171

Cash and cash equivalents:
Beginning	28,668	1,441
Ending	$27,100	$9,612

Schedule 8
LINN Energy, LLC
Guidance Table

Q3 2009E	FY 2009E

Net Production and Other Revenues:
Gas (MMcf/d)	123	-	129	124	-	130
Oil (Bbls/d)	8,550	-	8,960	8,600	-	9,020
NGL (Bbls/d)	5,440	-	5,710	5,270	-	5,520
Total (MMcfe/d)	207	-	217	207	-	217

Other revenues, net (in thousands) (1)	$300	-	$500	$2,500	-	$3,500

Costs (in thousands):
Lease operating expenses	$32,000	-	$34,000	$129,000	-	$137,000
Transportation expenses	2,500	-	4,500	11,500	-	13,500
Taxes, other than income taxes	8,000	-	10,000	31,000	-	35,000
Total	$42,500	-	$48,500	$171,500	-	$185,500

General and administrative expenses – non-GAAP (2)	$16,500	-	$18,500	$68,000	-	$72,000

Depreciation, depletion and amortization	$56,000	-	$62,000	$215,000	-	$230,000

Costs per Mcfe (Mid-Point):
Lease operating expenses	$1.69		$1.72
Transportation expenses	0.18		0.16
Taxes, other than income taxes	0.46		0.43
Total	$2.33		$2.31

General and administrative expenses – non-GAAP (2)	$0.90		$0.90

Depreciation, depletion and amortization	$3.03		$2.88

Targets (Mid-Point) (in thousands):
Adjusted EBITDA (3)	$135,750		$553,000
Interest expense (4) (5)	(34,500)		(122,000)
Maintenance capital expenditures	(24,250)		(97,000)
Distributable cash flow	$77,000		$334,000

Distributable cash flow per unit (6)	$0.63		$2.81
Distribution per unit (6) (7)	$0.63		$2.52
Distribution coverage ratio (6) (7)	1.01	x	1.11	x

Weighted Average NYMEX Differentials:
Gas (MMBtu)	$(0.80)	-	$(0.60)	$(1.00)	-	$(0.80)
Oil (Bbl)	$(7.00)	-	$(4.50)	$(8.00)	-	$(6.00)
NGL realization on crude oil price	50%	-	55%	50%	-	55%

Unhedged Commodity Price Assumptions:	July	August	September	Remainder
Gas (MMBtu)	$3.95	$3.38	$3.50	$3.50
Oil (Bbl)	$64.29	$65.00	$65.00	$65.00

Notes to Guidance Table:

(1)	Includes other revenues and margin on natural gas marketing activities.

(2)	Excludes unit-based compensation, which represents a noncash charge based on equity-related compensation.

(3)	Includes effects of the Company’s hedge positions, cash flow adjustments from acquisition and divestiture activities and other expenses.

(4)	Includes cash payments for interest expense as well as accrued interest on the Company’s outstanding senior notes.

Schedule 8 – Continued
LINN Energy, LLC
Guidance Table

(5)	Includes the effects of the Company’s interest rate swaps.

(6)	Assumes 121.3 million units outstanding in Q3 2009 and 118.9 million units outstanding for full year 2009.

(7)	Based on current quarterly distribution of $0.63 per unit, or $2.52 per unit on an annualized basis.

Schedule 9
LINN Energy, LLC
Guidance Table – Commodity Hedge Summary

Q3 2009E	FY 2009E

Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	9,896	39,586
Average Price ($/MMBtu)	$8.53	$8.53
Puts:
Hedged Volume (MMMBtu)	1,740	6,960
Average Price ($/MMBtu)	$7.50	$7.50
PEPL Puts: (1)
Hedged Volume (MMMBtu)	1,334	5,334
Average Price ($/MMBtu)	$7.85	$7.85
Total:
Hedged Volume (MMMBtu)	12,970	51,880
Average Price ($/MMBtu)	$8.32	$8.32

Oil Positions:
Fixed Price Swaps:
Hedged Volume (MBbls)	609	2,437
Average Price ($/Bbl)	$90.00	$90.00
Puts: (2)
Hedged Volume (MBbls)	461	1,843
Average Price ($/Bbl)	$120.00	$120.00
Collars:
Hedged Volume (MBbls)	62	250
Average Floor Price ($/Bbl)	$90.00	$90.00
Average Ceiling Price ($/Bbl)	$114.25	$114.25
Total:
Hedged Volume (MBbls)	1,132	4,530
Average Price ($/Bbl)	$102.21	$102.21

Gas Basis Differential Positions:
PEPL Basis Swaps: (3)
Hedged Volume (MMMBtu)	11,729	46,916
Average Price ($/MMBtu)	$(0.97)	$(0.97)

Notes to Hedge Summary:

Includes positions covering production for all months within periods specified.

(1)	Settle on the PEPL spot price of gas to hedge basis differential associated with gas production in the Mid-Continent Deep and Mid-Continent Shallow regions.

(2)	The Company uses oil puts to hedge oil production and NGL revenues.

(3)	Represents a swap of the basis between NYMEX and PEPL spot price of gas for the volumes hedged.

Schedule 10
LINN Energy, LLC
Commodity Hedge Portfolio

The following table summarizes open positions as of July 31, 2009, and represents, as of such date, derivatives in place through December 31, 2013, on annual production volumes:

	Year 2009	Year 2010	Year 2011	Year 2012	Year 2013
Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	16,494	39,566	31,901	—	—
Average Price ($/MMBtu)	$8.53	$8.90	$9.50	$—	$—
Puts:
Hedged Volume (MMMBtu)	2,900	6,960	6,960	—	—
Average Price ($/MMBtu)	$7.50	$8.50	$9.50	$—	$—
PEPL Puts: (1)
Hedged Volume (MMMBtu)	2,223	10,634	13,259	—	—
Average Price ($/MMBtu)	$7.85	$7.85	$8.50	$—	$—
Total:
Hedged Volume (MMMBtu)	21,617	57,160	52,120	—	—
Average Price ($/MMBtu)	$8.32	$8.66	$9.25	$—	$—

Oil Positions:
Fixed Price Swaps:
Hedged Volume (MBbls)	1,015	2,150	2,073	—	—
Average Price ($/Bbl)	$90.00	$90.00	$90.00	$—	$—
Puts: (2)
Hedged Volume (MBbls)	768	2,250	2,352	—	—
Average Price ($/Bbl)	$120.00	$110.00	$75.00	$—	$—
Collars:
Hedged Volume (MBbls)	104	250	276	—	—
Average Floor Price ($/Bbl)	$90.00	$90.00	$90.00	$—	$—
Average Ceiling Price ($/Bbl)	$114.25	$112.00	$112.25	$—	$—
Total:
Hedged Volume (MBbls)	1,887	4,650	4,701	—	—
Average Price ($/Bbl)	$102.21	$99.68	$82.50	$—	$—

Gas Basis Differential Positions:
PEPL Basis Swaps: (3)
Hedged Volume (MMMBtu)	19,548	43,166	35,541	34,066	31,700
Hedged Differential ($/MMBtu)	$(0.97)	$(0.97)	$(0.96)	$(0.95)	$(1.01)

Notes to Hedge Portfolio:

(1)	Settle on the PEPL spot price of gas to hedge basis differential associated with gas production in the Mid-Continent Deep and Mid-Continent Shallow regions.

(2)	The Company utilizes oil puts to hedge revenues associated with its NGL production.

(3)	Represents a swap of the basis between NYMEX and PEPL spot price of gas for the volumes hedged.